UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 26, 2006

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2006, the Board of Directors amended and restated the By-Laws of The Boeing Company (the “Company”) by decreasing the number of directors from eleven to ten. A copy of the Company’s By-Laws, as amended and restated on June 26, 2006 (the “By-Laws”) is attached hereto as Exhibit 3.2 and is incorporated by reference.

Item 8.01	Other Events.

The following description of common stock, par value $5.00 per share (the “Common Stock”), updates and supersedes the description of Common Stock contained in the Company’s Current Report on Form 8-K (Commission File No. 1-442) filed with the Securities and Exchange Commission on February 2, 1998, including any amendments or reports filed prior to the date hereof for the purpose of updating such description. The following description is a summary, does not purport to be complete or to give a complete description of applicable statutory or common law, and is subject in all respects to the applicable provisions of law, and to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), and the Company’s By-Laws, which are included as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Description of Common Stock

The total number of shares of capital stock of the Company authorized by the Certificate is 1,220,000,000 consisting of 1,200,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”). Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of legally available funds, and are entitled to share pro rata in any distributions to shareholders, subject to the preferences of any Preferred Stock which may be issued and to restrictions contained in agreements to which the Company is a party. No preemptive, conversion or redemption rights or sinking funds provisions are applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable. All holders of the Common Stock are entitled to one vote per share on all matters to be voted on by Boeing shareholders, including the election of directors. Shareholders do not have cumulative voting rights in election of directors. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at a shareholders’ meeting is required for shareholder action, except for (i) the election of directors, in which case the candidates receiving the greatest number of votes are elected as directors and (ii) amendments to the provisions in the By-Laws related to compensation and removal of officers, which require the approval of a majority of the outstanding shares entitled to vote for the election of directors.

The Certificate authorizes the Board, without any further approval, to (i) divide the Preferred Stock into series, (ii) designate each such series, (iii) fix and determine dividend rights, (iv) determine the price, terms and conditions on which shares of Preferred Stock may be redeemed, (v) determine the amount payable to holders of Preferred Stock in the event of voluntary or involuntary liquidation, (vi) determine any sinking fund provisions, and (vii) establish any voting, preemption or conversion privileges.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of The Boeing Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on May 5, 2006).

3.2	By-Laws of The Boeing Company, as amended and restated on June 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ James C. Johnson
James C. Johnson
Vice President, Corporate Secretary and Assistant General Counsel

Dated: June 30, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of The Boeing Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on May 5, 2006).

3.2	By-Laws of The Boeing Company, as amended and restated on June 26, 2006.